Execution Version AGREEMENT This Agreement (this “Agreement”) is made and entered into as of June 23, 2022, by and among Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and the entities and natural persons set forth on the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Agreement, and collectively, the “Parties”). RECITALS WHEREAS, the Company and Starboard have engaged in discussions and communications concerning the Company’s business, financial performance and strategic plans; WHEREAS, as of the date hereof, Starboard has a combined economic and beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”)) interest in shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), totaling, in the aggregate, 4,156,831 shares of Common Shares, including 573,082 shares of Common Shares underlying certain forward purchase contracts exercisable within sixty (60) days hereof (“Starboard’s Ownership”), or approximately 7.2% of the shares of Common Shares issued and outstanding as of June 23, 2022; and WHEREAS, as of the date hereof, the Company and Starboard have determined to come to an agreement with respect to the addition of new independent members to the Company’s board of directors (the “Board”) and certain other matters, as provided in this Agreement. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows: 1. Board Appointment and Related Agreements. (a) Board Appointment. (i) The Company agrees that immediately following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to (A) increase the size of the Board from nine (9) to eleven (11) directors (provided that the size of the Board shall automatically decrease to nine (9) directors at the conclusion of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”)) and, in connection therewith, expand the number of directors comprising the Class I directors of the Board by two (2) directors, (B) subject to Section 1(a)(ii), appoint Howard Lance to the Board as a Class I director, an independent director who will fill the vacancy among the Class I directors created by the expanded class (Mr. Lance is referred to herein as the “Starboard Appointee”), and (C) subject to requirements similar to those in Section 1(a)(ii), appoint Bill Ballhaus (as agreed to by the Company and JANA Partners LLC in that certain Cooperation Agreement by and among the Company and JANA Partners LLC (and any other members or affiliates of JANA Partners LLC signing such agreement (collectively with JANA Partners LLC, the “Other Stockholder”)), dated

2 as of June 23, 2022 (the “Other Stockholder Agreement”) to the Board as a Class I director, an independent director, who will fill the vacancy among the Class I directors created by the expanded class (the “JANA Appointee” and, together with the Starboard Appointee, the “New Independent Appointees”). (ii) The Starboard Appointee and any Replacement Director (as defined below) shall (A) have submitted to the Company (1) a fully completed copy of the Company’s standard director and officer and independence questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check, a representation agreement, consent to be named as a director in the Company’s proxy statement (if applicable) and certain other agreements), in each case, as reasonably required by the Company in connection with the appointment or election of Board members, and (2) a written representation that such person, if appointed or elected as a director of the Company, would be in compliance, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Company that have been provided to such person prior to such date, (B) be independent of Starboard (for the avoidance of doubt, the nomination by Starboard of such person to serve on the board of any other company shall not (in and of itself) cause such person not to be deemed independent of Starboard), (C) qualify as independent director of the Company pursuant NASDAQ listing standards, and (D) have the relevant financial and business experience to be a director of the Company (in the case of the matters set forth in clauses (B) through (D), as reasonably determined by the Nominating and Governance Committee of the Board (the “N&G Committee”). (iii) Provided that the New Independent Appointees (or any Replacement Director) are able and willing to continue to serve on the Board, the Company shall include the New Independent Appointees in the Company’s slate of recommended nominees as Class I directors standing for election at the 2022 Annual Meeting with terms expiring at the Company’s 2025 Annual Meeting of Stockholders and shall recommend, support and solicit proxies for the election of the New Independent Appointees at the 2022 Annual Meeting in the same manner as for the Company’s other nominees at the 2022 Annual Meeting. The Company shall use its reasonable best efforts to schedule and hold the 2022 Annual Meeting no later than November 15, 2022. (iv) If the Starboard Appointee (or any replacement thereof pursuant to this section) is unable or unwilling to serve as a director, resigns as a director or is removed as a director prior to the expiration of the Standstill Period (as defined below), Starboard shall have the ability to recommend a person to be a Replacement Director in accordance with this Section 1(a)(iv) (any such replacement nominee, when appointed to the Board, shall be referred to as a “Replacement Director”). Any Starboard Replacement Director must (A) be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld), (B) qualify as “independent” pursuant to NASDAQ listing standards, and (C) have the relevant financial and business experience to be a director of the Company. The N&G Committee shall make its determination and recommendation regarding whether such Replacement Director meets the foregoing criteria within five (5) business days after (1) such nominee has submitted to the Company the documentation required by Section 1(a)(ii) and (2) representatives of the Board have conducted customary interview(s) of such

3 nominee, if such interviews are requested by the Board or the N&G Committee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated by this Section 1(a)(iv) as promptly as practicable, but in any case, assuming reasonable availability of the nominee, within ten (10) business days after Starboard’s submission of such nominee. In the event the N&G Committee does not accept a person recommended by Starboard as the Replacement Director, Starboard shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the N&G Committee recommending such person in accordance with the procedures described above. Upon the recommendation of a Replacement Director nominee by the N&G Committee, the Board shall vote on the appointment of such Replacement Director to the Board no later than five (5) business days after the N&G Committee’s recommendation of such Replacement Director; provided, however, that if the Board does not appoint such Replacement Director to the Board pursuant to this Section 1(a)(iv), the Parties shall continue to follow the procedures of this Section 1(a)(iv) until a Replacement Director is elected to the Board. Subject to NASDAQ rules and applicable law, upon a Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Replacement Director to any applicable committee of the Board of which the Starboard Appointee (or any Replacement Director) was a member immediately prior to such director’s resignation or removal or, if the Board or the applicable committee of the Board determines that the Replacement Director does not satisfy the requirements of the NASDAQ rules and applicable law with respect to service on the applicable committee (which determination shall be made reasonably and in good faith), to an alternative committee of the Board. Any Replacement Director designated pursuant to this Section 1(a)(iv) replacing the Starboard Appointee prior to the mailing of the Company’s definitive proxy statement for the 2022 Annual Meeting shall stand for election at the 2022 Annual Meeting together with the other director nominees. (v) During the period commencing with the date of this Agreement through the conclusion of the 2022 Annual Meeting, the Board and all applicable committees of the Board shall take all necessary actions so that the size of the Board is no more than eleven (11) directors unless otherwise agreed by Starboard in writing. Effective upon conclusion of the 2022 Annual Meeting through the expiration of the Standstill Period, the size of the Board will not exceed nine (9) directors unless otherwise agreed by Starboard in writing. (vi) The Company agrees that two (2) existing Class I directors of the Board as of the date hereof to be selected by the N&G Committee shall not be included in the Company’s slate of recommended nominees standing for election at the 2022 Annual Meeting. (b) Board Committees. (i) Immediately following the execution of this Agreement, the Board and all applicable committees of the Board shall take all necessary actions to appoint (A) each of the New Independent Appointees to each of the N&G Committee and the M&A and Finance Committee of the Board and (B) one (1) of the New Independent Appointees to the Human Capital and Compensation Committee of the Board; it being understood that, notwithstanding any committee appointments of the JANA Appointee, the Starboard Appointee shall be appointed to the M&A and Finance Committee of the Board and that, subject to the terms of Section 1 of this Agreement,

4 the Starboard Appointee shall maintain his position on the M&A and Finance Committee at least through the Standstill Period. (ii) Without limiting the foregoing, the Company agrees that the New Independent Appointees (and any Replacement Director) shall be given the same due consideration for membership to committees of the Board as any other independent director, including any new committee(s) and subcommittee(s) that may be established. (c) Additional Agreements. (i) Starboard shall comply, and shall cause each of its controlled Affiliates and Associates (collectively, “Covered Persons”) to comply, with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Covered Person. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement. (ii) During the Standstill Period, Starboard shall not, and shall cause each of its Covered Persons not to, directly or indirectly, (A) nominate or recommend for nomination any person for election at any annual or special meeting of the Company’s stockholders, or any stockholder action by written consent, directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of the Company’s stockholders, or any stockholder action by written consent, directly or indirectly, or (C) initiate, encourage or participate in any solicitation of proxies or consents, “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s stockholders, or any stockholder action by written consent, directly or indirectly. Starboard shall not publicly or privately encourage or support any other stockholder, person or entity to take any of the actions described in this Section 1(c)(ii). (iii) Starboard shall appear in person or by proxy at the 2022 Annual Meeting and vote all Common Shares beneficially owned by Starboard at the 2022 Annual Meeting (A) in favor of all of the Company’s nominees, (B) in accordance with the Board’s recommendation with respect to the Company’s stock incentive plan to replenish shares available for grants under that plan in an amount not to exceed 2,000,000 shares, (C) in favor of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and (D) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal presented at the 2022 Annual Meeting other than with respect to the Company’s “say-on-pay” proposal which Starboard shall be permitted to vote on as it sees fit; provided, however, that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any Company proposal or stockholder proposal presented at the 2022 Annual Meeting (other than proposals relating to the election or removal of directors), Starboard shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation. Starboard further agrees that it will (x) appear in person or by proxy at any special meeting of the Company’s stockholders held during the Standstill Period and vote all Common Shares beneficially owned by Starboard as of the record date at such meeting,

5 and (y) execute valid written consents with respect to all Common Shares beneficially owned by Starboard as of the record date in any stockholder action by written consent during the Standstill Period, in the case of each of (x) and (y) in accordance with the Board’s recommendation on any proposal relating to the appointment, election or removal of director(s). For the avoidance of doubt, Starboard shall be permitted to vote in its discretion on any proposal of the Company in respect of any extraordinary transaction, including any merger, acquisition, amalgamation, tender offer, exchange offer, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company or any of its subsidiaries or that would result in (i) any person becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company entering into a stock-for- stock transaction whereby immediately after the consummation of the transaction the Company’s shareholders retain less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities. (iv) Starboard acknowledges that all directors (including the New Independent Appointees and any Replacement Directors) are (A) governed by, and required to comply with, all policies, procedures, codes, rules, standards and guidelines applicable to all members of the Board and (B) required to keep confidential all Company confidential information and not disclose to any third parties (including Starboard) any such Company confidential information. (v) The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions, effective as promptly as practicable following the execution of this Agreement, to determine, in connection with their initial appointment as a director and nomination by the Company at the 2022 Annual Meeting, that each of the New Independent Appointees is deemed to be (A) an “Incumbent Director” or “Continuing Director” (as such term may be defined in the definition of “Change in Control,” “Change of Control” or any similar term under the Company’s incentive plans, options plans, equity plans, deferred compensation plans, employment agreements, severance plans, retention plans, loan agreements, or indentures, including, without limitation, the Company’s Change in Control Severance Agreements, Credit Agreement, Amended and Restated 2018 Stock Incentive Plan, or any other related plans or agreements (the “Existing Plans and Agreements”) that refer to any such plan, policy or agreement’s definition of “Change in Control,” “Change of Control” or any similar term) and (B) a member of the Board as of the beginning of any applicable measurement period for the purposes of the definition of “Change in Control,” “Change of Control” or any similar term under such Existing Plans and Agreements. For the avoidance of doubt, nothing in this Section 1(c)(v) shall require, or be deemed to be, an amendment or modification to any Existing Plans and Agreements, including any outstanding award thereunder. 2. Standstill Provisions. (a) Starboard agrees that, from the date of this Agreement until the earlier of (x) the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) pursuant to the Company’s By-Laws or (y) the date that is one hundred forty-five (145) days prior to the first

6 anniversary of the 2022 Annual Meeting (the “Standstill Period”), Starboard shall not, and shall cause each Covered Person not to, in each case directly or indirectly, in any manner: (i) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seek to call a special meeting of stockholders, or any action by written consent), in each case, with respect to any securities of the Company; (ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company; provided, however, that nothing herein shall limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound in writing by the terms and conditions of this Agreement (other than a “group” that includes all or some of the members of Starboard, but does not include any other entities or persons that are not members of Starboard as of the date hereof); (iii) deposit any Common Shares in any voting trust or subject any Common Shares to any arrangement or agreement with respect to the voting of any Common Shares, other than any such voting trust, arrangement or agreement solely among the members of Starboard and otherwise in accordance with this Agreement; (iv) seek or submit, or knowingly encourage any person or entity to seek or submit, nomination(s), proxies or consents in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, knowingly encourage or take any other action with respect to the appointment, election or removal of any directors, except as permitted under Section 1(a); provided, however, that nothing in this Agreement shall prevent Starboard or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2023 Annual Meeting so long as such actions do not create a public disclosure obligation for Starboard or the Company, are not publicly disclosed by Starboard or its representatives, Affiliates or Associates and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Starboard’s normal practices in the circumstances; (v) (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any stockholder action by written consent, (B) make any offer or proposal (with or without conditions) with respect to any merger, takeover offer, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, (C) affirmatively solicit a third party to make an offer or proposal (with or without conditions) with respect to any merger, takeover offer, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its subsidiaries, or knowingly publicly encourage, initiate or support any third party in making such an offer or proposal, (D) publicly comment on any third party proposal regarding any merger, takeover offer, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to the Company or any of its subsidiaries by such third party

7 (provided that this clause (D) shall not prevent such public comment after such proposal has become generally known to the public other than as a result of a disclosure by Starboard), or (E) call or seek to call a special meeting of stockholders, or initiate or participate in any stockholder action by written consent; (vi) seek, alone or in concert with others, representation on the Board, except as specifically provided in Section 1; (vii) advise, knowingly encourage, knowingly support or knowingly influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders or any stockholder action by written consent, except in accordance with Section 1; or (viii) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party. (b) Except as expressly provided in Section 1 or Section 2(a), Starboard shall be entitled to (i) vote the Common Shares that it beneficially owns as it determines in its sole discretion and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company on any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor. (c) Nothing in Section 2(a) shall be deemed to limit the exercise in good faith by a Starboard Appointee or a Replacement Director of such persons’ fiduciary duties solely in such person’s capacity as a director of the Company and in a manner consistent with such person’s and Starboard’s obligations under this Agreement. 3. Stockholders Rights Plan. Immediately following the execution of this Agreement, the Company agrees to take all necessary actions to amend that certain Rights Agreement, dated as of December 27, 2021, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), such that (A) (i) the ownership threshold for a person to become an Acquiring Person (as defined in the Rights Agreement) is increased from 7.5% of the Common Shares to 10% of the Common Shares and (ii) the ownership threshold for a Passive Institutional Investor (as defined in the Rights Agreement) to become an Acquiring Person is increased from 10% of the Common Shares to 20% of the Common Shares, and (B) the Final Expiration Date (as defined in the Rights Agreement) shall occur no later than upon conclusion of the 2022 Annual Meeting. 4. Representations and Warranties of the Company. The Company represents and warrants to Starboard that (A) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (B) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as

8 enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (C) as of the date of this Agreement, the Board is comprised of nine (9) directors, and (D) the execution, delivery and performance of this Agreement by the Company does not and will not (1) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (2) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound. 5. Representations and Warranties of Starboard. Starboard represents and warrants to the Company that (A) the authorized signatory of Starboard set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind Starboard thereto, (B) this Agreement has been duly authorized, executed and delivered by Starboard, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation of Starboard, and is enforceable against Starboard in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (C) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of Starboard as currently in effect, (D) the execution, delivery and performance of this Agreement by Starboard does not and will not (1) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Starboard or (2) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Starboard is a party or by which it is bound, (E) as of the date of this Agreement, Starboard’s Ownership is 4,156,831 Common Shares, including 573,082 Common Shares underlying certain forward purchase contracts exercisable within sixty (60) days hereof; (F) as of the date hereof, and except as set forth in clause (E) above, Starboard does not currently have, and does not currently have any right to acquire, any interest in any securities or assets of the Company or its Affiliates (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares or any other class or series of the Company’s stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (G) Starboard

9 has not directly or indirectly, compensated or agreed to compensate, and will not, directly or indirectly, compensate or agree to compensate any director or director nominee of the Company for his or her respective service as a director of the Company, including the New Independent Appointees, with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities. For the avoidance of doubt, nothing herein shall prohibit Starboard from compensating or agreeing to compensate any person for his or her respective service as a nominee or director of any other company. 6. Press Release. Promptly following the execution of this Agreement, the Company and Starboard shall jointly issue a mutually agreeable press release (the “Press Release”) announcing certain terms of this Agreement in the form attached hereto as Exhibit A. Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor Starboard shall issue any press release or make any public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party, except as required by law or the rules of any stock exchange. During the Standstill Period, neither the Company nor Starboard shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement, except as required by law or the rules of any stock exchange. 7. Specific Performance. Each of Starboard, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Starboard, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 7 is not the exclusive remedy for any violation of this Agreement. 8. Expenses. The Company shall reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with Starboard’s involvement at the Company through the date of this Agreement, including, but not limited to its Schedule 13D filings and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $350,000 in the aggregate.

10 9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction. 10. Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (A) upon receipt, when delivered personally; (B) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (C) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be: If to the Company, to: Mercury Systems, Inc. 50 Minuteman Road Andover, Massachusetts 01810 Attention: Christopher C. Cambria, General Counsel Email: Christopher.Cambria@mrcy.com with a copy (which shall not constitute notice) to: Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 Attention: Josh Dubofsky Bradley Faris Mark Gerstein E-mail: Josh.Dubofsky@lw.com Bradley.Faris@lw.com Mark.Gerstein@lw.com If to Starboard or any member thereof, to: Starboard Value LP 777 Third Avenue, 18th Floor

11 New York, New York 10017 Attention: Jeffrey C. Smith Peter A. Feld Email: jsmith@starboardvalue.com pfeld@starboardvalue.com with a copy (which shall not constitute notice) to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 Attention: Steve Wolosky, Esq. Andrew Freedman, Esq. Email: swolosky@olshanlaw.com afreedman@olshanlaw.com 11. Applicable Law. This Agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the state courts of the Commonwealth of Massachusetts located in Essex County (or, if such state court declines to accept jurisdiction over a particular matter, any federal court within the Commonwealth of Massachusetts). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable legal requirements, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile). 13. Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, controlled affiliates, successors, assigns, partners, members, officers, key employees or directors shall have breached this Section 13, neither it nor any of its respective agents, subsidiaries, controlled affiliates, successors, assigns, partners, members, officers, key employees or directors, shall in any way publicly criticize, disparage, call into disrepute, or otherwise defame or slander the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, partners, members, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current officer or director of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives, provided, however, that each Party shall be permitted to make objective statements that reflect such Party’s view with respect to factual matters concerning specific acts or determinations of the other Party occurring after the date of this Agreement, as long as such statements do not violate any other provision of this Agreement. The limitations set forth in this Section 13 shall not prevent either Party from responding to any public statement made by the other Party of the nature described in this Section 13 if such statement by the other Party was made in breach of this Agreement. The limitations set forth in this Section 13 shall not (x) apply (i) in any compelled testimony or production of information, whether by legal process or subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the Party from which information is sought, in each case, solely to the extent required, or (ii) to any disclosure that such Party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; or (y) prohibit any Party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or the rules of the SEC promulgated under such Section 21F. 14. Securities Laws. Starboard acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities

13 laws may prohibit any person who directly or indirectly has received from an issuer material, non- public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. 15. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term. This Agreement (including its exhibits) contains the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Starboard. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to Starboard, the prior written consent of the Company, and with respect to the Company, the prior written consent of Starboard. The term “ including” shall be deemed to be followed by the words “ without limitation.” This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. This Agreement shall terminate at the end of the Standstill Period, except the provisions of Sections 7, 10, 11, 14 and 15, which shall survive such termination; provided, however, that any Party may bring an action following such termination alleging a breach of this Agreement occurring prior to the end of the Standstill Period. 16. Other Stockholder Agreement. From and after the date hereof through the Standstill Period, so long as (a) the Starboard Appointee is a member of the Board and (b) Starboard continues to maintain beneficial ownership of the lesser of 1% of the Company’s then outstanding common shares and 576,732 common shares (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), the Company agrees that if it (i) amends, modifies or waives the Other Stockholder Agreement, or otherwise enters into any arrangement, agreement or understanding with the Other Stockholder relating to the types of matters contemplated by Sections 1, 2, 3, 6, or 13 of this Agreement, this Section 16, or any exhibits hereto that provides any right more favorable than those set forth in this Agreement or (ii) otherwise enters into any arrangement, agreement or understanding with the Other Stockholder on terms materially more favorable than those set forth in this Agreement or that provides any right materially more favorable than those set forth in this Agreement, the Company shall offer the same terms or rights to Starboard. Prior to the execution of this Agreement, the Company has provided Starboard reasonable time to review the Other Stockholder Agreement. As of the date hereof, and except with respect the Other Stockholder Agreement, as applicable, the Company represents that it has not entered into, is not engaging in discussions or negotiations to enter into, and is not in the process of entering into, any agreement,

14 arrangement, or understanding with any other stockholder that grants rights to such stockholder(s) more favorable than those set forth in this Agreement. [The remainder of this page intentionally left blank]

[Signature Page to Agreement] STARBOARD: STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD By: Starboard Value LP, its investment manager STARBOARD VALUE AND OPPORTUNITY S LLC By: Starboard Value LP, its manager STARBOARD VALUE AND OPPORTUNITY C LP By: Starboard Value R LP, its general partner STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP By: Starboard Value L LP, its general partner STARBOARD VALUE L LP By: Starboard Value R GP LLC, its general partner STARBOARD VALUE R LP By: Starboard Value R GP LLC, its general partner STARBOARD X MASTER FUND LTD By: Starboard Value LP, its investment manager STARBOARD VALUE LP By: Starboard Value GP LLC, its general partner STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC STARBOARD VALUE R GP LLC By: Name: Jeffrey C. Smith Title: Authorized Signatory JEFFREY C. SMITH PETER A. FELD

EXHIBIT A [Press Release]

CONFIDENTIAL DRAFT Global Settlement Press Release NOT FOR IMMEDIATE RELEASE Mercury Systems Appoints Howard Lance and Bill Ballhaus to Board of Directors Enters Into Cooperation Agreements with JANA Partners and Starboard Value ANDOVER, Mass. – June 24, 2022 – Mercury Systems, Inc. (“Mercury” or the “Company”), (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced that Howard Lance, Former Chief Executive Officer of Maxar Technologies, and Bill Ballhaus, Former Chairman and Chief Executive Officer of Blackboard, have been appointed to the Mercury Board of Directors, effective immediately. The addition of these two independent directors to the Board is being made in conjunction with cooperation agreements that the Company has reached with JANA Partners LLC (“JANA”) and Starboard Value LP (“Starboard”) (the “Agreements”). William K. O’Brien, Chairman of Mercury’s Board of Directors, stated, “We are pleased to welcome Howard and Bill, two outstanding leaders with strong track records of overseeing growth and profitability, as well as valuable aerospace and defense and technology industry expertise, to our Board. Their appointments further the Board’s ongoing commitment to adding new directors with fresh insights and perspectives, diverse backgrounds and relevant expertise.” Mr. O’Brien continued, “We are pleased to have been able to work constructively with JANA and Starboard and appreciate their thoughts, perspectives, input, and recommended board members. The Company continues to make strong progress in executing its strategic plan in a rapidly evolving global economic environment. Mercury is uniquely positioned within the defense industry and has created a competitive advantage through significant investment and an unparalleled ability to deliver customer solutions with innovation and speed. We have great confidence in our ability to deliver enhanced value for all of our stakeholders.” Barry Rosenstein, Managing Partner of JANA, said, “We believe Mercury is well-positioned in the defense industry with a critical mission and strong customer relationships. We are encouraged by Mercury’s ongoing commitment to Board refreshment, and we look forward to the contributions from these new directors as the Company works to maximize value for shareholders.” Jeff Smith, CEO of Starboard, said, “We invested in Mercury because of its leadership position in a dynamic market and our confidence that the Company will enhance value for shareholders. The Company has a terrific opportunity, and we believe these appointments will add a fresh perspective as Mercury focuses on execution of its strategic plan.” In connection with the new director appointments, the Mercury Board will be temporarily expanded to comprise 11 directors. The addition of two new independent directors continues the Board’s ongoing refreshment program, which has diversified and broadened the expertise of the Board’s membership to reflect Mercury’s ongoing strategic objectives. Following the 2022 Annual Meeting of Shareholders, the Board will comprise nine directors, eight of whom will be independent and seven of whom will have been appointed to the Board in the last five years.

CONFIDENTIAL DRAFT Global Settlement Press Release The Agreements include customary standstill, voting, and other provisions. The full agreements will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K. Citi and Goldman Sachs & Co. LLC are serving as financial advisors to Mercury, and Latham & Watkins LLP is serving as legal counsel. About Howard Lance Howard L. Lance is currently Managing Partner at Lance Advisors LLC, an advisory firm serving private equity and institutional investors. He serves as non-executive Chairman of Summit Materials, a leading provider of aggregates and cement, and as non-executive Chairman of Change Healthcare, a leading provider of healthcare information technology and services. He also serves as a Director of New Vista Acquisition Corporation, a SPAC focused on emerging technologies in aerospace, defense and logistics, and as non-executive Chairman of privately-held Covanta Energy LLC, a leading provider of sustainable environmental solutions. He previously served on the public-company boards of Ferrovial S.A., Eastman Chemical Company, Stryker Corporation, and Aviat Networks. Mr. Lance was President and Chief Executive Officer of Maxar Technologies, a leading provider of space technology solutions including satellites, robotics, geospatial imagery and services from 2016 to 2019. Previously, he was Executive Advisor – Private Equity at the Blackstone Group from 2012 to 2016. He served as Chairman, President and Chief Executive Officer of Harris Corporation (now L3Harris), a leading global provider of communications and information technology products, software, systems and services to government, defense and commercial markets, from 2003 to 2012. He was Co-President of NCR Corporation and Chief Operating Officer of its Retail and Financial Group from 2001 to 2002. Previously, he spent 17 years at Emerson Electric Company including as Executive Vice President of its Electronics and Telecom businesses, Group President of its Climate Technologies businesses, and Chief Executive Officer of Astec PLC, a UK-listed subsidiary based in Hong Kong. Mr. Lance holds a Bachelor’s degree in Industrial Engineering from Bradley University and a Master’s degree in Management from Purdue University. About Bill Ballhaus Bill Ballhaus currently serves as Chairman of MilestoneRoad Partners, a business consulting firm he founded in 2021 and as Executive Chairman at Government Brands LLC, a provider of software and payments solutions for government customers. He previously served as Chairman and Chief Executive Officer of Blackboard, a leading EdTech company, from 2016 until its merger with Anthology in 2021. Prior to that, he served as Chief Executive Officer and President of SRA International, Inc., a provider of information technology services from 2011 until the creation of CSRA from SRA and CSC’s U.S. public sector business. Before that, Mr. Ballhaus served as Chief Executive Officer and President of private military contractor DynCorp International from 2008 to 2010. Mr. Ballhaus has also held senior leadership positions at BAE Systems, Boeing and Hughes where he led global government and commercial technology businesses particularly focused on software and IT.

CONFIDENTIAL DRAFT Global Settlement Press Release He currently serves on the Board of Directors of Qmulos, a leading cybersecurity and IT compliance company, and as a senior advisor at PSG, a private equity firm focused on the software industry. He is also a Fellow of the American Institute of Aeronautics and Astronautics. Mr. Ballhaus holds a Bachelor’s degree in Mechanical Engineering from the University of California, Davis and Master’s and Doctorate degrees in Aeronautics and Astronautics from Stanford University. He also earned a Master’s degree in Business Administration from the Anderson Graduate School of Management at UCLA. Mercury Systems – Innovation That Matters® Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit mrcy.com, or follow us on Twitter. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the cooperation agreements and changes to the Board of Directors discussed herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for

CONFIDENTIAL DRAFT Global Settlement Press Release the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. INVESTOR CONTACT Michael D. Ruppert, CFO Mercury Systems Inc. ir@mrcy.com | (978) 967-1990 MEDIA CONTACT Michael Freitag / Dan Moore Joele Frank, Wilkinson Brimmer Katcher pr@mrcy.com | (212) 355-4449